Contact:
Barbara Churchman
The Phoenix Group Corporation
214-382-3630

David Reed Joins Phoenix Group as Board Advisor
Ernst & Young Senior Vice Chairman, Retired, Brings Significant Experience Working with Technology and Financial Services Companies

DALLAS--(BUSINESS WIRE)--November 30, 2004--The Phoenix Group (Pink Sheets: PXGC) today announced the addition of David Reed as an advisor to the board of directors. Reed, a former senior vice chairman with Ernst & Young LLP, brings more than 30 years experience in operational, strategic and leadership roles in multiple industry segments, with a focus on technology-driven companies. The Phoenix Group, through its subsidiary, Lighting Science, Inc., designs and sells energy efficient lighting solutions based on patent-pending ODL™ (Optimized Digital Lighting™) technology.

After his retirement from Ernst & Young, Reed has held strategic roles in and has interacted with several venture capital, private equity and investment banking firms including Austin Ventures, Kleiner Perkins, Menlo Ventures and Red Rock Ventures. Earlier this year, Reed co-founded ANSRSource, Inc., a global IT/BPO consulting and delivery company with operations in Bangalore, India.

“We are pleased to have a leader with David Reed’s business acumen join The Phoenix Group,” said Stan Waldrop, president. “David has an impressive background, rich with global business experience, which is further strengthened by his board service and advisory roles. His expertise will be a tremendous addition to our company.”

Reed serves on the board of Drew Industries (NYSE: DW), a mobile home and recreational vehicle manufacturer, where he is chairman of the audit committee and a member of the governance committee. He also serves on the board of Credant Technologies Inc., a venture-backed, early-stage mobile device security and management software company. Reed is also a board member of ENSR International Inc., a global provider of environmental consulting services.

“I am extremely excited about the opportunity to serve as an advisor and consultant to the Phoenix Group,” Reed said. “Combining the new disruptive LED technology of Lighting Science with the business acumen and experience of executives like Stan Waldrop, Ron Lusk and Phil Lacerte makes for a compelling business opportunity.”

A certified public accountant, Reed received his BBA in accounting in 1970 from Texas Tech University and has completed executive management programs at the Kellogg School and Harvard University. He was named a Distinguished Accounting Alumnus from Texas Tech University in 1995.

About The Phoenix Group Corporation
The Phoenix Group Corporation, through its subsidiary, Lighting Science Inc., designs and sells energy efficient lighting solutions based on LEDs (light emitting diodes). The company's patent pending designs and manufacturing processes enable affordable, efficient and long lasting LED bulbs which are quickly deployed in existing lighting applications and realize immediate cost and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to The Phoenix Group Corporation and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

"Lighting Science," "Optimized Digital Lighting," and "ODL" are trademarks of Lighting Science, Inc. “Energy Saving Sharing ProgramSM” is a service mark of Lighting Science, Inc.

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